EXHIBIT 99.1
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NEWS FOR IMMEDIATE RELEASE                          CONTACT: BRIEN M. CHASE, CFO
MARCH 10, 2005                                               304-525-1600

                         PREMIER FINANCIAL BANCORP, INC.
                               ANNOUNCES APPROVAL
                      OF PAYMENT OF DEFERRED DISTRIBUTIONS
                          OF TRUST PREFERRED SECURITIES

         PREMIER FINANCIAL BANCORP, INC. (PREMIER), HUNTINGTON, WEST VIRGINIA (NASDAQ/NMS-PFBI) a community bank holding company with five bank subsidiaries today announced that it received approval from the Federal Reserve Bank of Cleveland (FRB) to pay the deferred distributions on its 9.75% Trust Preferred Securities issued by PFBI Capital Trust (NASDAQ/NMS-PFBIP) including the current distribution scheduled for March 31, 2005. Shareholders of record on March 15, 2005 will receive $5.484375 per share of deferred dividends plus approximately $0.71375 per share interest on the deferral and $0.609375 per share for the regularly scheduled quarterly distribution due March 31, 2005.

         President and CEO Robert W. Walker commented, "We are certainly pleased with the opportunity to pay the cumulative distributions through March 31 and the relationship we have developed with the Federal Reserve Bank of Cleveland. The timing of this payment should permit the parent company to retain sufficient cash reserves of approximately $4.5 million at quarter-end."

         Beginning with the December 31, 2002 distribution, Premier exercised its right to defer the payment of interest on its 9.75% Junior Subordinated Deferrable Interest Debentures ("Subordinated Debentures") related to the Trust Preferred Securities pending approval by the FRB to pay the quarterly distributions. Any deferred distributions began to accrue interest at an annual rate of 9.75% from their regularly scheduled payment date which will also be remitted when the deferred distributions are paid on March 31, 2005. Under a previously disclosed Written Agreement entered into with the FRB on January 29, 2003, Premier is required to request approval for the payment of quarterly distributions and any accumulated deferrals due on the Trust Preferred Securities. Although the FRB has given its approval to pay the deferred and current distributions through March 31 ,2005, Premier is still bound by the Written Agreement and will be required to request the FRB's approval to pay future distributions. Management intends to seek the FRB's approval for payment of future regularly scheduled quarterly distributions on the Trust Preferred Securities but no assurance can be given that the FRB will grant such approval.

         The Trust Preferred Securities have a cumulative provision. Therefore, in accordance with generally accepted accounting principles, Premier continued to accrue the monthly cost of the Trust Preferred Securities (including the interest due on the deferrals) throughout the deferral period as it has since issuance. Therefore, the March 31, 2005 payment will have no direct impact on the earnings or shareholders' equity of Premier. However, the payment of the deferred distributions will halt the accrual of interest on the deferral, which will reduce Premier's future interest expense by approximately $119,000 per quarter.

         Certain Statements contained in this news release, including without limitation statements including the word "believes," "anticipates," "intends," "expects" or words of similar import, constitute "forward-looking statements" within the meaning of section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Premier to be materially different from any future results, performance or achievements of Premier expressed or implied by such forward-looking statements. Such factors include, among others, general economic and business conditions, changes in business strategy or development plans and other factors referenced in this press release. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. Premier disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.